FIRST ALBANY COMPANIES INC.              (Exhibit 11)
                     COMPUTATION OF PER SHARE EARNINGS



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                               Three Months Ended            Nine Months Ended
(In thousands of dollars, September 26,  September 27,    September 26,  September 27,
except per share amounts)    1997           1996             1997           1996
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Primary:
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 Net income                $    606        $    931        $  1,167       $  4,271
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Weighted average number of
shares outstanding during
the period*                   5,746           5,486           5,705          5,518

Incremental shares under
stock options computed under
the treasury stock method
using the average market price
of the issuer's stock during
the period                      682             408             508            418
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Weighted average shares and
common equivalent shares
outstanding                   6,428           5,894           6,213            5,936
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Net income per share       $   0.09        $   0.16        $   0.19         $   0.72
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Fully Diluted:
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 Net income                $    606        $    931        $  1,167         $  4,271
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Weighted average number of
shares outstanding during
the period*                   5,746           5,486           5,705            5,519

Incremental shares under
stock options computed under
the treasury stock method
using the higher of the
average or ending market
price of the issuer's stock
at the end of the period        695             408             536              417
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Weighted average shares and
common equivalent shares
outstanding                   6,441           5,894           6,241            5,936
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Net income per share       $   0.09        $   0.16        $   0.19         $   0.72
======================================================================================


*Per share figures and shares outstanding have been restated for all dividends declared.